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                                                                   EXHIBIT 10.8



                           CHANGE OF CONTROL AGREEMENT

This Change of Control Agreement (this "Agreement"), is made and entered into as of the _______ day of _________, 2000, (the "Effective Date") by and between FIRST NATIONAL BANCORP, Inc., an Illinois corporation (the "Company"), and ______________ (the "Director").

                                    RECITALS

         A. The Director is currently serving on the Board of Directors of the Company and of its subsidiary, FIRST NATIONAL BANK OF JOLIET, a National banking association (the "Bank"), and has served in such capacity for the past several years.

         B. The Company desires to continue the services of the Director and the Director is willing to continue such services.

         C. In addition, the Company recognizes that circumstances may arise in which a change of control of the Company through acquisition or otherwise may occur thereby causing termination of services without regard to the competence or past contributions of the Director, which uncertainty may result in the loss of valuable services of the Director, and the Company and the Director wish to provide reasonable security to the Director against changes in the relationship in the event of any such change of control.

         NOW, THEREFORE, in consideration of the promises and of the covenants and agreements hereinafter contained, it is covenanted and agreed by and between the parties hereto as follows:

                                   AGREEMENTS

         1.  TERM AND TERMINATION.

             (a) BASIC TERM. The term of this Agreement shall be for one (1) year commencing as of the Effective Date, and shall automatically extend for one (1) additional year commencing on each anniversary of the Effective Date. This Agreement may be terminated by either party effective as of the last day of the then current one (1) year period by written notice to that effect delivered to the other not less than sixty (60) days prior to the anniversary of such Effective Date.

             (b)   TERMINATION UPON CHANGE OF CONTROL.

             (i) In the event of a Change of Control (as defined below) of the Company and the termination of the Director's services within three (3) years after such Change of Control, the Director shall be entitled to a lump


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             sum payment equal to three (3) times his annual fees then
             payable for service as a director of the Company and as a director of the Bank.

             (ii) For purposes of this paragraph, the term "Change of Control" shall mean the following:

             A. The consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of thirty-three percent (33%) or more of the combined voting power of the then outstanding voting securities: or

             B. The individuals who, as of the date hereof, are members of the Board cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders, of any new director was approved by a vote of a majority of the Board, and such new director shall, for purposes of this Agreement, be considered as a member of the Board: or

             C. The consumation of: (1) a merger or consolidation if the stockholders immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than sixty-seven percent (67%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities outstanding immediately before such merger or consolidation: or (2) a complete liquidation or dissolution or an agreement or the sale or other disposition of all or substantially all of the assets of the entity.

             D.    Notwithstanding the foregoing, a Change of Control shall
                   not be deemed to occur solely because thirty-three percent (33%) or more of the combined voting power of the then outstanding securities is acquired by: (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity: or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition.

             (c)   REGULATORY SUSPENSION AND TERMINATION.

             (i) If the Director is suspended from office and/or temporarily prohibited from participating in the conduct of the Company's affairs by a notice served under Section 8(e)(3) (12 U.S.C. 1818(e)(3)) or 8(g) (12 U.S.C. 1818(g)) of the Federal


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             Deposit Insurance Act, as amended, the Company's obligations under this agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company may in its discretion (A) pay the Director all or part of the compensation withheld while their Agreement obligations were suspended and
             (B) reinstate (in whole or in part) any of the obligations which were suspended.

             (ii) If the Director is removed and/or permanently prohibited from participating in the conduct of the Company's affairs by an order issued under section 8(e) (12 U.S.C. 1818(e)) or 8(g) (12 U.S.C. 1818(g)) of the Federal Deposit Insurance Act, as amended, all obligations of the Company under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

             (iii) If the Company is in default as defined in Section 3(x) (12 U.S.C. 1813(x)(1)) of the Federal Deposit Insurance Act, as amended, all obligations of the Company under this agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

             (iv) All obligations of the Company under this agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the institution by the Federal Deposit Insurance Corporation (the "FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Company under the authority contained in Section 13(c) (12 U.S.C. 1823(c)) of the Federal Deposit Insurance Act, as amended, or when the Company is determined by the FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

             iv) Any payments made to the Director pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) (12 U.S.C. 1828(k)) of the Federal Deposit Insurance Act, as amended, and any regulations promulgated thereunder.

2. WITHHOLDING. The Company shall be entitled to withhold from amounts payable to the Director hereunder, any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold. The Company shall be entitled to rely upon the opinion of its legal counsel with regard to any question concerning the amount or requirement of any such withholding.

3. INTEREST IN ASSETS. Neither the Director nor his estate shall acquire hereunder any rights in funds or assets of the Company, otherwise than by and through the actual payment of amounts payable hereunder; nor shall the Director or his estate have any power to transfer assign, anticipate, hypothecate or otherwise encumber in advance any of said payments; not shall any of such payments be subject to seizure for the payment of


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any debt, judgement, alimony, separate maintenance or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise of the Director.

4.       GENERAL PROVISIONS.

         (a) SUCCESSORS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Director, the Company and his and its respective personal representatives, successors and assigns, and any successor or assign of the Company shall be deemed the "Company" hereunder. The Company shall require any successor to all or substantially all of the business and/or assets of the Company, whether directly or indirectly, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Director, expressly to assume and agree to perform this agreement in the satisfactory to the Director, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

         (b) ENTIRE AGREEMENT; MODIFICATIONS. This Agreement constitutes the entire agreement between the parties respecting the subject matter hereof, and supersedes all prior negotiations, undertakings, agreements and arrangements with respect thereto, whether written or oral. Except as otherwise explicitly provided herein, the Agreement may not be amended or modified except by written agreement signed by the Director and the Company.

         (c) ENFORCEMENT AND GOVERNING LAW. The provisions of this Agreement shall be regarded as divisible and separate; if any of the said provisions should be declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby. This Agreement shall be construed and the legal relations of the parties hereto shall be determined in accordance with the laws of the state of Illinois without reference to the law regarding conflicts of law.

         (d) ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Director within fifty (50) miles from the location of the Employer, in accordance with the rules of the American Arbitration Association then in effect. Judgement may be entered on the arbitrator's award in any court having jurisdiction.

         (e) LEGAL FEES. All reasonable legal fees paid or incurred by the prevailing party pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the losing party if the prevailing party is successful on the merits pursuant to a legal judgement, arbitration or settlement.

         (f) WAIVER. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be


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performed by the other party, shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

         (g) NOTICES. Notices pursuant to this Agreement shall be in writing and shall be deemed given when received; and, if mailed shall be mailed by United States registered or certified mail, return receipt requested, postage prepaid; and if to the Company, addressed to the principal headquarters of the Company, attention: Chairman; or, if to the Director, to the address set forth below the Director's signature on this Agreement or to such other address as the party to be notified shall have given to the other.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FIRST NATIONAL BANCORP, INC.                DIRECTOR


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Kevin T. Reardon, Chairman                  Director name & signature


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Albert G. D'Ottavio, Secretary










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